UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

FIRST MID BANCSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36434	37-1103704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 Charleston Avenue
Mattoon, Illinois		61938
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (217) 234-7454

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 24, 2025, the Board of Directors (the “Board”) of First Mid Bancshares, Inc. (the "Company") terminated its previously authorized stock repurchase plan (the “Prior Plan”) effective June 30, 2025. The Prior Plan shall have no further force or effect from and after June 30, 2025.

On June 24, 2025, the Board of the Company authorized a new stock repurchase program which allows for the repurchase of up to 1,200,000 shares of the Company’s issued and outstanding shares of common stock, which represents approximately 5% of the Company’s issued and outstanding shares of common stock as of June 24, 2025(the “Repurchase Program”). The Repurchase Program will be effective on July 1, 2025 and will remain effective until December 31, 2026, unless extended, modified, or earlier terminated by further action of the Board. Share repurchases pursuant to the Repurchase Program may be made from time to time, in one or more transactions, including without limitation, through open market transactions, in privately negotiated transactions, pursuant to one or more Rule 10b5-1 trading plans (or outside of a Rule 10b5-1 trading plan), or by any other method or combination of methods as may be permitted under applicable laws and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC

Date:	June 25, 2025	By:	/s/Joseph R. Dively
Joseph R. Dively Chairman, President and Chief Executive Officer